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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer,
Edward C. Coppola, President
or
Thomas E. O'Hern, Senior Executive Vice President, Chief Financial Officer and Treasurer
(310) 394-6000

MACERICH ANNOUNCES AN 11% INCREASE IN FFO

        Santa Monica, CA (11/01/11)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2011 which included total funds from operations ("FFO") diluted of $104.2 million or $.73 per share-diluted, compared to $93.3 million or $.66 per share-diluted for the quarter ended September 30, 2010. Adjusted FFO ("AFFO") per share-diluted was $.75 for the quarter ended September 30, 2011 compared to $.66 for the quarter ended September 30, 2010. Net income available to common stockholders was $12.9 million or $.10 per share-diluted, compared to net income available to common stockholders for the quarter ended September 30, 2010 of $8.4 million or $.06 per share-diluted. A description and reconciliation of FFO per share-diluted and AFFO per share-diluted to EPS is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 9.6% to $467 for the year ended September 30, 2011 compared to $426 for the year ended September 30, 2010.

  •
  The releasing spreads for the year ended September 30, 2011 were up 10.8%.

  •
  Adjusted FFO per share was up 13.6% compared to the quarter ended September 30, 2010.

  •
  Same center net operating income was up 2.82% for the quarter, the seventh consecutive quarter of growth.

  •
  The annualized dividend was increased 10% to $2.20 per share.

        Commenting on the quarter and recent events, Arthur Coppola chairman and chief executive officer of Macerich stated, "We are pleased to announce a double digit growth in FFO this quarter. That growth was fueled by strong fundamentals in our portfolio with solid tenant sales growth, good releasing spreads and continued same center net operating income growth. Our performance and our positive outlook for the future led to the significant increase in our dividend."

Balance Sheet Activity:

        In July, the Company paid off the $40 million loan on Rimrock Mall. The loan had an interest rate of 7.6%.

        On September 29, 2011, the Company closed on a $230 million, 4.25% seven year fixed rate loan on Arrowhead Towne Center. The prior loan of $73 million had a 6.9% interest rate.

        During October 2011, the Company retired at par, plus accrued interest, $180 million of its convertible notes with a stated maturity of March, 2012.

Development Activity:

        The Company has entered into a joint venture agreement with a subsidiary of AWE/Talisman for the development of the Fashion Outlets of Chicago in the Village of Rosemont, Illinois. Macerich will own 60% of the joint venture and AWE/Talisman will own 40%. The center will be a fully enclosed two level, 528,000 square foot outlet center. The site is located at the intersection of the I-190 and I-90 within a mile of O'Hare International Airport which hosts 76 million travelers annually. The Chicago area has over 13 million people and the area has approximately 46 million annual tourist visits. The project is expected to break ground in November, 2011 and to be completed in spring 2013. The total estimated project cost is approximately $200 million.

Earnings Guidance:

        Management is reconfirming its previously issued 2011 Adjusted FFO guidance range of $2.84 to $2.92, which excludes Valley View Mall and Shoppingtown Mall. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT").

        A reconciliation of EPS to FFO per share and AFFO per share follows:

Estimated EPS range:	$ .12 to $ .20
Plus: real estate depreciation and amortization	$2.40 - $2.40

Estimated range for FFO per share—diluted:	$2.52 to $2.60
Shoppingtown negative FFO	.26 - .26
Valley View negative FFO	.06 - .06

Estimated Adjusted FFO per share—diluted:	$2.84 to $2.92

        The guidance excludes the impact of any possible future acquisitions or dispositions and excludes the impact of Valley View and Shoppingtown, which are under the control of either a receiver or loan servicer.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 72 million square feet of gross leaseable area consisting primarily of interests in 71 regional shopping centers. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, November 1, 2011 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Three Months Ended September 30,
	Unaudited				Unaudited
	2011	2010	2011	2010	2011	2010
Minimum rents	$113,889	$106,612	—	$(1,062)	$113,889	$105,550
Percentage rents	4,137	3,862	—	—	4,137	3,862
Tenant recoveries	66,784	61,954	—	(146)	66,784	61,808
Management Companies' revenues	9,759	10,529	—	—	9,759	10,529
Other income	8,114	7,725	—	(3)	8,114	7,722

Total revenues	202,683	190,682	0	(1,211)	202,683	189,471

Shopping center and operating expenses	68,244	64,379	11	(420)	68,255	63,959
Management Companies' operating expenses	20,251	22,042	—	—	20,251	22,042
Income tax benefit	(1,566)	(2,662)	—	—	(1,566)	(2,662)
Depreciation and amortization	67,996	62,801	—	(616)	67,996	62,185
REIT general and administrative expenses	4,490	4,546	—	—	4,490	4,546
Interest expense	49,153	51,662	—	—	49,153	51,662
(Loss) gain on early extinguishment of debt	(6)	2,096	—	—	(6)	2,096
Gain (loss) on remeasurement, sale or write down of assets, net	1,389	40	(348)	(48)	1,041	(8)
Co-venture interests(b)	(1,281)	(269)	—	—	(1,281)	(269)
Equity in income of unconsolidated joint ventures	20,039	19,687	—	—	20,039	19,687
Income from continuing operations	14,256	9,468	(359)	(223)	13,897	9,245
Discontinued operations:
Gain on sale or write down of assets	—	—	348	48	348	48
Income from discontinued operations	—	—	11	175	11	175
Total income from discontinued operations	—	—	359	223	359	223
Net income	14,256	9,468	—	—	14,256	9,468
Less net income attributable to noncontrolling interests	1,315	1,039	—	—	1,315	1,039

Net income available to common stockholders	$12,941	$8,429	$0	$0	$12,941	$8,429

Average number of shares outstanding—basic	132,096	130,213			132,096	130,213

Average shares outstanding, assuming full conversion of OP Units(c)	143,151	142,020			143,151	142,020

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	143,151	142,020			143,151	142,020

Per share income—diluted before discontinued operations	—	—			$0.10	$0.06

Net income per share—basic	$0.10	$0.06			$0.10	$0.06

Net income per share—diluted(c)	$0.10	$0.06			$0.10	$0.06

Dividend declared per share	$0.50	$0.50			$0.50	$0.50

FFO—basic(c)(d)	$104,180	$93,321			$104,180	$93,321

FFO—diluted(c)(d)	$104,180	$93,321			$104,180	$93,321

FFO per share—basic(c)(d)	$0.73	$0.66			$0.73	$0.66

FFO per share—diluted(c)(d)	$0.73	$0.66			$0.73	$0.66

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.75	$0.66			$0.75	$0.66

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Nine Months Ended September 30,		For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited				Unaudited
	2011	2010	2011	2010	2011	2010
Minimum rents	$334,688	$311,098	(1,520)	$(2,076)	$333,168	$309,022
Percentage rents	10,235	9,957	—	—	10,235	9,957
Tenant recoveries	189,538	180,222	(341)	(431)	189,197	179,791
Management Companies' revenues	28,460	32,867	—	—	28,460	32,867
Other income	22,614	20,529	—	(14)	22,614	20,515

Total revenues	585,535	554,673	(1,861)	(2,521)	583,674	552,152

Shopping center and operating expenses	195,458	182,043	(792)	(1,309)	194,666	180,734
Management Companies' operating expenses	67,030	68,696	—	—	67,030	68,696
Income tax benefit	(5,811)	(5,252)	—	—	(5,811)	(5,252)
Depreciation and amortization	198,454	181,930	(923)	(1,696)	197,531	180,234
REIT general and administrative expenses	15,876	15,704	—	—	15,876	15,704
Interest expense	150,182	159,311	—	—	150,182	159,311
(Loss) gain on early extinguishment of debt	(9,139)	1,608	—	—	(9,139)	1,608
(Loss) gain on remeasurement, sale or write down of assets, net	(33,514)	551	1,913	23	(31,601)	574
Co-venture interests(b)	(3,779)	(3,646)	—	—	(3,779)	(3,646)
Equity in income of unconsolidated joint ventures	75,521	51,908	—	—	75,521	51,908
(Loss) income from continuing operations	(6,565)	2,662	1,767	507	(4,798)	3,169
Discontinued operations:
Loss on sale or write down of assets	—	—	(1,913)	(23)	(1,913)	(23)
Income (loss) from discontinued operations	—	—	146	(484)	146	(484)
Total loss from discontinued operations	—	—	(1,767)	(507)	(1,767)	(507)
Net (loss) income	(6,565)	2,662	—	—	(6,565)	2,662
Less net (loss) income attributable to noncontrolling interests	(324)	1,030	—	—	(324)	1,030

Net (loss) income available to common stockholders	$(6,241)	$1,632	$0	$0	$(6,241)	$1,632

Average number of shares outstanding—basic	131,459	116,992			131,459	116,992

Average shares outstanding, assuming full conversion of OP Units(c)	142,925	128,998			142,925	128,998

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	142,925	128,998			142,925	128,998

Per share (loss) income—diluted before discontinued operations	—	—			$(0.05)	$0.00

Net (loss) income per share—basic	$(0.06)	$0.00			$(0.06)	$0.00

Net (loss) income per share—diluted(c)	$(0.06)	$0.00			$(0.06)	$0.00

Dividend declared per share	$1.50	$1.60			$1.50	$1.60

FFO—basic(c)(d)	$244,601	$242,387			$244,601	$242,387

FFO—diluted(c)(d)	$244,601	$242,387			$244,601	$242,387

FFO per share—basic(c)(d)	$1.71	$1.88			$1.71	$1.88

FFO per share—diluted(c)(d)	$1.71	$1.88			$1.71	$1.88

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$2.01	$1.88			$2.01	$1.88

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on any dispositions as discontinued operations for the three and nine months ended September 30, 2011 and 2010.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Adjusted FFO ("AFFO") excludes the negative FFO impact of Shoppingtown Mall and Valley View Center for the three and nine months ended September 30, 2011. Valley View Center is in receivership and Shoppingtown Mall is under the control of the loan servicer and likely will be transferred to a receiver in the near future. FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account the unrelated impairment losses and other non-cash charges on properties controlled by either a receiver or loan servicer, which are non-routine items. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

Gains or losses on sales of undepreciated assets and the impact of amortization of above/below market leases have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three and nine months ended September 30, 2011 and 2010 by $0.0 million and $2.3 million, $0.1 million and $0.5 million respectively, or by $0.00 per share, $0.02 per share, $0.00 and $0.00 per share, respectively. Additionally, amortization of above/below market leases increased FFO for the three and nine months ended September 30, 2011 and 2010 by $3.1 million, $8.7 million, $2.5 million and $8.3 million, respectively, or by $0.02 per share, $0.06 per share, $0.02 per share and $0.06 per share, respectively.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
Revenues:
Minimum rents	$79,254	$75,093	$229,360	$222,494
Percentage rents	3,636	3,155	7,957	6,808
Tenant recoveries	38,237	39,424	111,742	112,489
Other	6,218	5,914	17,077	14,733

Total revenues	127,345	123,586	366,136	356,524

Expenses:
Shopping center and operating expenses	44,922	44,191	129,491	126,238
Interest expense	31,091	32,131	91,538	94,516
Depreciation and amortization	31,355	27,977	90,061	84,185

Total operating expenses	107,368	104,299	311,090	304,939

Gain on remeasurement, sale or write down of assets, net	23	333	12,583	699
Gain (loss) on early extinguishment of debt	39	—	7,792	(689)
Equity in income of joint ventures	—	67	100	313

Net income	$20,039	$19,687	$75,521	$51,908

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income (loss) to FFO and AFFO(d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
Net income (loss)—available to common stockholders	$12,941	$8,429	$(6,241)	$1,632
Adjustments to reconcile net income (loss) to FFO—basic
Noncontrolling interests in OP	1,163	913	(544)	167
(Gain) loss on remeasurement, sale or write down of consolidated assets, net	(1,389)	(40)	33,514	(551)
plus gain on undepreciated asset sales—consolidated assets	—	—	2,277	—
plus non-controlling interests share of loss on remeasurement, sale or write down of consolidated joint ventures	—	33	(4)	2
less write down of consolidated assets	(20)	—	(36,173)	—
Gain on remeasurement, sale or write-down of assets from unconsolidated entities (pro rata), net	(23)	(333)	(12,583)	(699)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata share)	20	92	71	489
less write down of assets—unconsolidated entities (pro rata share)	—	—	—	(32)
Depreciation and amortization on consolidated assets	67,996	62,801	198,454	181,930
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,534)	(1,995)	(13,520)	(13,585)
Depreciation and amortization on joint ventures (pro rata)	31,355	27,977	90,061	84,185
Less: depreciation on personal property	(3,329)	(4,556)	(10,711)	(11,151)

Total FFO—basic	104,180	93,321	244,601	242,387
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	$104,180	$93,321	$244,601	$242,387

Additional adjustments to arrive at AFFO—diluted:
Add: Shoppingtown Mall negative FFO	290	—	36,041	—
Add: Valley View Center negative FFO	2,886	—	6,102	—

Total AFFO—diluted	$107,356	$93,321	$286,744	$242,387

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO and AFFO per diluted share:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
Earnings per share—diluted	$0.10	$0.06	$(0.06)	$0.00
Per share impact of depreciation and amortization of real estate	0.64	0.60	1.85	1.87
Per share impact of (gain) loss on remeasurement, sale or write-down of assets	(0.01)	0.00	(0.08)	0.01

FFO per share—diluted	$0.73	$0.66	$1.71	$1.88

Per share impact of Shoppingtown Mall and Valley View Center negative FFO	0.02	0.00	0.30	0.00

AFFO per share—diluted	$0.75	$0.66	$2.01	$1.88

Reconciliation of Net income (loss) to EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
Net income (loss)—available to common stockholders	$12,941	$8,429	$(6,241)	$1,632
Interest expense—consolidated assets	49,153	51,662	150,182	159,311
Interest expense—unconsolidated entities (pro rata)	31,091	32,131	91,538	94,516
Depreciation and amortization—consolidated assets	67,996	62,801	198,454	181,930
Depreciation and amortization—unconsolidated entities (pro rata)	31,355	27,977	90,061	84,185
Noncontrolling interests in OP	1,163	913	(544)	167
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,486)	(3,101)	(22,430)	(21,491)
Loss (gain) on early extinguishment of debt—consolidated entities	6	(2,096)	9,139	(1,608)
(Gain) loss on early extinguishment of debt—unconsolidated entities (pro rata)	(39)	—	(7,792)	689
(Gain) loss on remeasurement, sale or write down of assets—consolidated assets	(1,389)	(40)	33,514	(551)
Gain on remeasurement, sale or write down of assets—unconsolidated entities (pro rata)	(23)	(333)	(12,583)	(699)
Add: Non-controlling interests share of loss on sale of consolidated assets	—	33	(4)	2
Add: Non-controlling interests share of gain on sale of unconsolidated assets	—	—	—	93
Income tax benefit	(1,566)	(2,662)	(5,811)	(5,252)
Distributions on preferred units	208	208	624	624

EBITDA(e)	$183,410	$175,922	$518,107	$493,548

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2011	2010	2011	2010
EBITDA(e)	$183,410	$175,922	$518,107	$493,548
Add: REIT general and administrative expenses	4,490	4,546	15,876	15,704
Management Companies' revenues	(9,759)	(10,529)	(28,460)	(32,867)
Management Companies' operating expenses	20,251	22,042	67,030	68,696
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(8,482)	(8,169)	(15,767)	(16,599)
EBITDA of non-comparable centers	(25,059)	(23,485)	(61,162)	(46,202)

Same Centers—NOI(f)	$164,851	$160,327	$495,624	$482,280

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1